Exhibit 99.1

CERTAIN LITIGATION MATTERS

As described in Note 11. Contingencies to Altria Group, Inc.’s (“Altria”) condensed consolidated financial statements in Part I, Item 1 of the Quarterly Report on Form 10-Q to which this Exhibit 99.1 is attached (“Note 11”), there are legal proceedings covering a wide range of matters pending or threatened in various United States and foreign jurisdictions against Altria, its subsidiaries, including Philip Morris USA Inc. (“PM USA”), and their respective indemnitees. Various types of claims may be raised in these proceedings, including product liability, unfair trade practices, antitrust, tax, contraband shipments, patent infringement, employment matters, claims alleging violation of the Racketeer Influenced and Corrupt Organizations Act, claims for contribution and claims of competitors, shareholders or distributors. Claims related to tobacco products generally fall within the following categories: (i) smoking and health cases alleging personal injury brought on behalf of individual plaintiffs, (ii) smoking and health cases primarily alleging personal injury or seeking court-supervised programs for ongoing medical monitoring and purporting to be brought on behalf of a class of individual plaintiffs, including cases in which the aggregated claims of a number of individual plaintiffs are to be tried in a single proceeding, (iii) health care cost recovery cases brought by governmental (both domestic and foreign) plaintiffs seeking reimbursement for health care expenditures allegedly caused by cigarette smoking and/or disgorgement of profits, (iv) class action suits alleging that the use of the terms “Lights” and “Ultra Lights” constitute deceptive and unfair trade practices, common law fraud or statutory fraud, unjust enrichment, breach of warranty, or violations of the Racketeer Influenced and Corrupt Organizations Act, (v) class action suits involving e-vapor products and (vi) international cases. The following lists certain of the pending claims against Altria and PM USA included in these and other categories.

SMOKING AND HEALTH LITIGATION
The following lists the consolidated individual smoking and health cases as well as smoking and health class actions pending against PM USA and, in some cases, Altria and/or its other subsidiaries and affiliates, as of July 25, 2022. See International Cases below for a list of smoking and health class actions pending in Canada.
Flight Attendant Litigation
The settlement agreement entered into in 1997 in the case of Broin, et al. v. Philip Morris Companies Inc., et al., which was brought by flight attendants seeking damages for personal injuries allegedly caused by environmental tobacco smoke, allowed members of the Broin class to file individual lawsuits seeking compensatory damages, but prohibited them from seeking punitive damages. See Note 11 for a discussion of this litigation.
Domestic Class Actions
Engle, et al. v. R.J. Reynolds Tobacco Co., et al., Circuit Court, Eleventh Judicial Circuit, Dade County, Florida, filed May 5, 1994. See Note 11 for a discussion of this case (which has concluded) and the Engle progeny litigation.
Young, et al. v. The American Tobacco Company, et al., Civil District Court, Orleans Parish, Louisiana, filed November 12, 1997.

HEALTH CARE COST RECOVERY LITIGATION
The following lists a health care cost recovery action pending against PM USA and Altria as of July 25, 2022. See International Cases below for a list of international health care cost recovery actions.
Department of Justice Case
The United States of America v. Philip Morris Incorporated, et al., United States District Court, District of Columbia, filed September 22, 1999. See Note 11 for a discussion of this case.

“LIGHTS/ULTRA LIGHTS” CASES
The following lists the “Lights/Ultra Lights” class actions pending against Altria and/or its various subsidiaries and others as of July 25, 2022.
Moore, et al. v. Philip Morris Incorporated, et al., Circuit Court, Marshall County, West Virginia, filed September 17, 2001.
Virden v. Altria Group, Inc., et al., Circuit Court, Hancock County, West Virginia, filed March 28, 2003.

CLASS ACTION LAWSUITS INVOLVING E-VAPOR PRODUCTS
The following lists class action lawsuits relating to e-vapor products that are pending against Altria and/or its various subsidiaries and others as of July 25, 2022.
NesSmith, et al. v. JUUL Labs Inc., et al., United States District Court, Middle District of Florida, filed April 15, 2019.
Peavy (formerly Swearingen), et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of Alabama, filed May 31, 2019.
R.E., et al. v. JUUL Labs, Inc., et al., United States District Court, Southern District of West Virginia, filed August 13, 2019.
M.D., et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of Mississippi, filed August 15, 2019.
Oberhauser, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed September 12, 2019.
Hochhauser, et al. v. JUUL Labs, Inc., et al., United States District Court, Eastern District of New York, filed October 1, 2019.
Emidy et al. v. JUUL Labs, Inc., et al., United States District Court, Western District of Tennessee, filed October 2, 2019.
Montgomery County, Maryland, et al. v. JUUL Labs, Inc., et al., United States District Court, District of Maryland, filed October 11, 2019.
King County, Washington, et al. v. JUUL Labs, Inc., et al., United States District Court, Western District of Washington, filed October 16, 2019.
City of Rochester, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed November 6, 2019.
Jefferson County School District, et al. v. JUUL Labs, Inc., et al., United States District Court, Southern District of Mississippi, filed December 5, 2019.
Ledbetter, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of Alabama, filed December 12, 2019.
Escambia County School District, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of Florida, filed December 18, 2019.
Unified School District No. 320, Pottawatomie County, KS, individually and On Behalf Of Others Similarly Situated, v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed December 18, 2019.
School Board of Miami-Dade County, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed December 19, 2019.
The School Board of Broward County, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed December 19, 2019.
Frederick County, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed December 19, 2019.
Imani, et al. v. JUUL Labs, Inc., et al., United States District Court, District of Oregon, filed December 20, 2019.
Cooper, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of Texas, filed January 9, 2020.
O’Reilly, et al. v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed January 13, 2020.
Gabbard, et al. v. JUUL Labs, Inc., et al., United States District Court, Eastern District of Kentucky, filed February 21, 2020.
Peoria Public Schools v. JUUL Labs, Inc., et al., United States District Court, Northern District of California, filed May 15, 2020.
Montgomery County Public Schools, MD. v. JUUL Labs, Inc. et al., United States District Court, Northern District of California, filed December 21, 2020.
Ann Parker, On Behalf Of Her Daughter, S.P., Individually And On Behalf Of Others Similarly Situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 29, 2021.
Adam Jenkins, Individually And On Behalf Of Others Similarly Situated, On Behalf Of D.L.J. v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 30, 2021.

Charleen Richey, On Behalf Of Her Son, T.Y., Individually And On Behalf Of Others Similarly Situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Shayla Aceti, individually and on behalf of others similarly situated v. Juul Labs Inc et al., United States District Court, Northern District of California, filed March 30, 2021.
Timothy Critzer, individually and on behalf of others similarly situated v. Juul Labs Inc.., United States District Court, Northern District of California, filed March 31, 2021.
Robert Dyer, On Behalf Of His Son, B.D., individually and on behalf of others similarly situated v. Juul Labs Inc., United States District Court, Northern District of California, filed March 30, 2021.
Joan Eubanks, individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Bruce Gibson, on behalf of his son, K.G., individually and others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Jenika Ingram, individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Shirley Moses on behalf of her daughter, K.S.C., individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Katherine Dentler, individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Vickie Perry, On Behalf Of Her Daughter LP, individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Jessica Pierre, individually and on behalf of others similarly situated v. Juul Labs Inc.; Altria Group Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Lacretia Pulce, On Behalf Of Her Daughter, K.P., individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Charles Tippe, individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Janece Wilhelm, individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Janece Wilhelm, on behalf of her son. D.L., individually and on behalf of others similarly situated v. Juul Labs Inc.; et al., United States District Court, Northern District of California, filed April 1, 2021.
Tonya Williams-Walker, On Behalf Of Her Son, M.W., and on behalf of others similarly situated v. Juul Labs Inc.et al., United States District Court, Northern District of California, filed March 31, 2021.
Randi Lines, individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Adam Jenkins, On Behalf Of His Son, M.R.J., Individually And On Behalf Of Others Similarly Situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 30, 2021.
Ann Parker, On Behalf Of Her Daughter, S.P., Individually And On Behalf Of Others Similarly Situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 29, 2021.
Erin Puente, individually and On Behalf Of Others Similarly Situated, v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 30, 2021.
Shannon Kinnard, individually and On Behalf Of Others Similarly Situated, v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 30, 2021.
John Hollis, individually and On Behalf Of Others Similarly Situated, v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 30, 2021.
Wolfgang and Suzanne Ziegenhagen on behalf of their son, H.Z. individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 30, 2021.
Janis Kelly on behalf of her son, C.J.W., individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 30, 2021.

Coleman Holniker, individually and On Behalf of Others Similarly Situated, v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Addison Altizer, individually and On Behalf Of Others Similarly Situated, v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Charleen Richey, On Behalf Of Her Son, T.Y., Individually And On Behalf Of Others Similarly Situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed March 31, 2021.
Nicholas Vogel, on behalf of his son, E.V., individually and on behalf of others similarly situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed May 13, 2021.
Pike County School Corp. Metropolitan School District Of Wabash County, Individually & On Behalf Of Others Similarly Situated v. Juul Labs Inc. et al., United States District Court, Northern District of California, filed April 18, 2022.
See Note 11 for a discussion of these cases.

IQOS LITIGATION
RAI Strategic Holdings, Inc., et al. v. Altria Client Services, LLC, et al., United States District Court, Eastern District of Virginia, filed April 9, 2020.
Certain Tobacco Heating Articles and Components Thereof, United States International Trade Commission, filed April 9, 2020.
Healthier Choices Management Corp. v. Philip Morris USA Inc., et al., United States District Court, Northern District of Georgia, filed December 4, 2020.
See Note 11 for a discussion of these cases.

ANTITRUST LITIGATION
In re Altria Group, Inc., et al., United States of America Before the Federal Trade Commission, filed April 1, 2020.
Reece, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed April 7, 2020.
Blomquist, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed April 13, 2020.
Martinez, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed April 14, 2020.
Deadwyler, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed April 20, 2020.
Licari, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed April 21, 2020.
Flannery, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed April 27, 2020.
Walsh, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed May 8, 2020.
Redfield, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed May 15, 2020.
Carlson, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed May 21, 2020.
B&C Retail, Inc., et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed June 11, 2020.
Sofijon, Inc., et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed June 11, 2020.
Noor Baig, Inc., et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed June 11, 2020.
Somerset Party Store, Inc., et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed June 18, 2020.
Jackson, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed June 25, 2020.
McGhee, et al. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed July 1, 2020.
Irwindale Fuel Station, Inc. v. Altria Group, Inc., et al., United States District Court, Northern District of California, filed July 15, 2020.

SHAREHOLDER DERIVATIVE LAWSUITS
Sandys, et al. v. Willard, et al., United States District Court, Northern District of California, filed August 7, 2020.
Lorca, et al. v. Gifford, et al., United States District Court, Northern District of California, filed August 27, 2020.
Cohen, et al. v. Willard, et al., Circuit Court for Henrico County, Virginia, filed September 14, 2020.
Gilbert, et al. v. Gifford et al., United States District Court, Eastern District of Virginia, filed October 1, 2020.
Hamilton et al. v. Gifford et al., United States District Court, Eastern District of Virginia, filed January 25, 2021.
Randolph et al. v. Gifford et al., United States District Court, Eastern District of Virginia, filed March 28, 2021.
Braunstein et al. v. Gifford et al., Circuit Court for Henrico County, Virginia, filed May 18, 2021.
Lopez et al. v. Casteen et al., Circuit Court for Henrico County, Virginia, filed June 16, 2021.
Merritts et al. v. Casteen et al., Circuit Court for Albemarle County, Virginia, filed July 30, 2021.
Dalton et al. v. W. Hildebrandt Surgner et al., Circuit Court for Henrico County, Virginia, filed August 17, 2021.
McCollum et al. v. Gifford et al., Circuit Court for Henrico County, Virginia, filed August 26, 2021.
See Note 11 for a discussion of these cases.

INTERNATIONAL CASES
The following lists cases pending against Altria and/or its subsidiaries in foreign jurisdictions as of July 25, 2022.
Canada
O’Donnell, et. al. v. JUUL Labs, Canada, Ltd., et al., Ontario, Ontario Superior Court, filed April 17, 2020. E-vapor class action. See Note 11 for a discussion of this case.
Salvatore, et al. v. JUUL Labs Canada, Ltd., et al., Quebec, District of Montreal Superior Court, filed June 12, 2019. E-vapor class action. See Note 11 for a discussion of this case.
Stephens, et al. v. JUUL Labs, Inc., et al., British Columbia, Canada Supreme Court, filed October 1, 2019. E-vapor class action. See Note 11 for a discussion of this case.
Her Majesty the Queen in Right of British Columbia v. Imperial Tobacco Limited, et al., Supreme Court, British Columbia, Vancouver Registry, Canada, filed January 24, 2001. Health care cost recovery action. See Note 11 for a discussion of this case.
Her Majesty the Queen in Right of the Province of New Brunswick v. Rothmans, Inc., et al., Court of Queen’s Bench of New Brunswick Judicial District of Fredericton, Canada, filed March 13, 2008. Health care cost recovery action. See Note 11 for a discussion of this case.
Dorion v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Alberta, Judicial District of Calgary, Canada, filed on or about June 17, 2009. Smoking and health class action. See Note 11 for a discussion of this case.
Semple v. Canadian Tobacco Manufacturers’ Council, et al., Supreme Court of Nova Scotia, Canada, filed on or about June 18, 2009. Smoking and health class action. See Note 11 for a discussion of this case.
Kunta v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench of Manitoba, Winnipeg Judicial Centre, Canada, filed on an unknown date in June 2009. Smoking and health class action. See Note 11 for a discussion of this case.
Adams v. Canadian Tobacco Manufacturers’ Council, et al., Court of Queen’s Bench for Saskatchewan, Judicial Centre of Regina, Canada, filed on or about July 10, 2009. Smoking and health class action. See Note 11 for a discussion of this case.
Her Majesty the Queen in Right of Ontario v. Rothmans Inc., et al., Superior Court of Justice of Ontario, Canada, filed on or about September 30, 2009. Health care cost recovery action. See Note 11 for a discussion of this case.
Bourassa v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Victoria Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 11 for a discussion of this case.
McDermid v. Imperial Tobacco Canada Limited, et al., Supreme Court of British Columbia, Victoria Registry, Canada, filed on or about June 25, 2010. Smoking and health class action. See Note 11 for a discussion of this case.
Attorney General of Newfoundland and Labrador v. Rothmans Inc., et al., Supreme Court of Newfoundland and Labrador, Trial Division, Canada, filed February 8, 2011. Health care cost recovery action. See Note 11 for a discussion of this case.

Attorney General of Quebec v. Imperial Tobacco Canada Limited, et al., Superior Court of Quebec, Montreal District, Canada, filed June 8, 2012. Health care cost recovery action. See Note 11 for a discussion of this case.
Her Majesty in Right of Alberta v. Altria Group, Inc., et al., Court of Queen’s Bench of Alberta, Judicial District of Calgary, Canada, filed June 8, 2012. Health care cost recovery action. See Note 11 for a discussion of this case.
Her Majesty the Queen in the Right of Manitoba v. Rothmans, Benson & Hedges Inc., et al., Court of Queen’s Bench of Manitoba, Winnipeg Judicial Centre, Canada, filed May 31, 2012. Health care cost recovery action. See Note 11 for a discussion of this case.
Her Majesty the Queen in Right of Saskatchewan v. Rothmans, Benson & Hedges Inc., et al., Court of Queen’s Bench of Saskatchewan, Judicial Centre of Saskatoon, Canada, filed on June 8, 2012. Health care cost recovery action. See Note 11 for a discussion of this case.
Her Majesty in the Right of the Province of Prince Edward Island v. Rothmans, Benson & Hedges, Inc., et al., Supreme Court of Prince Edward Island, filed on September 10, 2012. Health care cost recovery action. See Note 11 for a discussion of this case.
Her Majesty the Queen in Right of the Province of Nova Scotia v. Benson & Hedges, Inc., et al., Supreme Court of Nova Scotia, filed on January 2, 2015. Health care cost recovery action. See Note 11 for a discussion of this case.
Jacklin v. Canadian Tobacco Manufacturers’ Council et al., Ontario Superior Court of Justice, Case No. 5379412, Ontario, Canada, filed on or about June 27, 2012. Smoking and health class action. See Note 11 for a discussion of this case.